                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                        FORM 8-K - AMENDMENT 1

                            CURRENT REPORT

  Pursuant to Section 13 and 15(d) of the Securities Exchange Act of
                                 1934


Date of Report (Date of earliest event reported):  November 25, 1996



HALIFAX CORPORATION
(Exact name of registrant as specified in charter)




Virginia                           2-84160-W                54-0829246
(State or other jurisdiction
of incorporation)   (Commission  File Number) (IRS Employer identification
                                                                No.)





      5250 Cherokee Avenue,  Alexandria, Virginia      22312
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code:     (703) 750-2202



    Not Applicable
Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     (a) On November 25, 1996, Halifax Corporation through its wholly-owned subsidiary CMS Automation, Inc. ("CMSA") acquired the ongoing computer network integration business of Consolidated Computer Investors, Inc. ("CCI") of Hanover, Maryland through an asset purchase. These computer network integration and business solution activities will operate as a division of CMSA. The assets purchased included accounts receivable, inventory and furniture, fixtures and equipment used in the conduct of the operations. The Company paid $114,210 in cash and assumed secured debt totaling $1,679,713. The cash paid was equal to the estimated net assets purchased. The source of the consideration was the Company's ongoing working capital line of credit. Under the Uniform Commercial Code of the state of Maryland, the $114,210 cash proceeds were tendered to an escrow agent for inclusion in a Bulk Transfer transaction.


Item 7.     Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

None.

(b)  Pro Forma Financial Information

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements have been prepared by Halifax's management from the consolidated financial statements of Halifax and CCI. The Unaudited Pro Forma Combined Condensed Statement of Earnings for a full year period reflects adjustments as if the CCI asset purchase transaction had occurred on April 1, 1995. In order to provide comparability of operations data, the Unaudited Pro Forma Combined Condensed Statement of Earnings for the full fiscal year includes data for the effect of the CMSA acquisition made by Halifax effective April 1, 1996 and reported on SEC Form 8-K on April 15, 1996. A second Statement of Earnings is included for the six month period ending September 30, 1996 and reflects adjustments as if the CCI asset purchase transaction had occurred on April 1, 1996. This six month statement of earnings includes CMSA's historical results of operations in the consolidated Halifax historical data. The Unaudited Pro Forma Combined Condensed Balance Sheet reflects adjustments as if the CCI asset purchase transaction had occurred on September 30, 1996. See "Note 1 - Basis of Presentation." The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of Halifax believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of financial position or results of operations that would have resulted if the asset purchase transaction had occurred on the applicable dates indicated above. Moreover, they are not intended to be indicative of future results of operations or financial position. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Halifax and related notes thereto, included in the Corporation's Annual Report on Form 10-K for the year ended March 31, 1996 and the Corporation's Quarterly Reports on Form 10-Q for the periods ended June 30, 1996 and September 30, 1996.

     Unaudited Pro Forma Combined Condensed Statement of Earnings



                              For the Six Months Ended


                               Sept. 30,    Sept. 30,    Proforma     Proforma
                                 1996          1996     Adjustments   Combined
                                Halifax        CCI

                                   ($ In thousands, except per share data)

Revenues                          $36,171        $6,763          $-      $42,934

Operating Costs and
Expenses:

  Cost of Services                 32,287         5,674      (184)b       37,777

  Selling, General and              2,421         1,043       (4)ch        3,468
Administrative Expenses

Total Operating Costs and          34,708         6,717       (180)       41,245
Expenses

Operating Income                    1,463            46         180        1,689

Interest Expense                      492           163       (79)d          576

Other Income (Expense), Net             -             1           -            1

Income Before Income Taxes            971         (116)         259        1,114

Income Taxes                          383          (46)        102e          439

Net Income/(Loss)                    $588         $(70)        $157         $675


Earnings per Share*                  $.30           N/A                        $
                                                                             .34

Weighted Average Number of
Common Shares Outstanding*     #1,973,063           N/A               #1,973,063


Six month results for CCI and the related proforma adjustments have been prepared on a prorata basis using the December 31,1995 twelve month results included in this Form 8-K.

*Takes into effect 3:2 Halifax common stock split effective December
27, 1996.

See accompanying notes to unaudited pro forma combined condensed financial statements

          Unaudited ProForma Combined Condensed Balance Sheet



                                              As of


                                Sept. 30, 1996     Oct. 31, 1996        proforma      Proforma
                                   Halifax              CCI            Adjustments    Combined


                               ($ In thousands)
Current Assets:
 Cash & Cash Equivalents                    $599               $-       $(114)a            $485
 Receivables, Net                         21,749            1,386             -          23,135
 Inventory, Net                            5,838              200             -           6,038
 Other Current Assets                        593                -             -             593

 Total Current Assets                     28,779            1,586         (114)          30,251

 Property & Equipment, Net                 5,798              231             -           6,029

Costs in Excess of Net
Assets                                     2,941                -         368ah           3,309
Acquired & Other Assets

      Total Assets                       $37,518           $1,817          $254         $39,589

 Liabilities and
Stockholders' Equity:

Current Liabilities:
 Accounts Payable & Accrued              $13,042               $-            $-         $13,042
Expenses
 Current Maturities Debt                   1,025            1,686             -           2,711
 Unearned Revenues & Other                     -              227             -             227
      Total Current                       14,067            1,913                        15,980
Liabilities

 Long-Term Operating Debt                 $9,867               $-             -           9,867
 Mortage Note                              2,590                -             -          $2,590
 Other Liabilities                           666                4          161a             831
      Total Liabilities                   27,190            1,917           161          29,268

Stockholders' Equity:
 Common Stock                                526                -             -             526
 Additional Paid-In Capital                4,353                -             -           4,353
 Treasury Stock at Cost                    (213)                 -             -          (213)
 Retained Earning (Deficit)                5,662                 -          (7)h           5655
      Total Stockholders'                 10,328                 -           (7)         10,321
Equity

      Total Liabilities &                $37,518            $1,917          $154        $39,589
Stockholders' Equity





See accompanying notes to unaudited pro forma combined condensed financial statements

     Unaudited Pro Forma Combined Condensed Statement of Earnings


                          For the
                           Year
                           Ended
                           March    Dec 31,                        Dec. 31,
                         31, 1996     1995    Proforma  Proforma     1995    Proforma  Proforma
                          Halifax     CMSA  Adjustment  Combined      CCI Adjustments  Combined



                            ($ In thousands, except per share data)
Revenues                     $47,159   $21,249        $-   $68,408   $13,526          $-   $81,934

Operating Costs and
Expenses:

 Cost of Services             41,675    14,582         -    56,257    11,348      (368)b    67,237

 Selling, General and          3,650     6,300       14f     9,964     2,086         9ch    12,059
Administrative
 Expenses

   Total Operating Costs      45,325    20,882        14    66,221    13,434       (359)    79,296
and Expenses

Operating Income               1,834       367      (14)     2,187        92         359     2,638

Interest Expense                 573       543    (240)g       876       325      (158)d     1,043

Other Income (Expense),            -        68         -        68         1           -        69
Net

Income before Income Taxes     1,261     (108)       226     1,379     (232)         517     1,664

Income Taxes                     498         1       89e       588      (92)        204e       700

Net  Income (Loss)              $763    $(109)      $137      $791    $(140)        $313      $964


Eanings per Share*              $.43       N/A                $.40       N/A                  $.49

Weighted Average Number of
Common                    #1,756,881       N/A          #1,966,326      N/A             #1,966,326
  Shares Outstanding*


    *Takes into effect 3:2 Halifax common stock split effective
December 27, 1996

See accompanying notes to unaudited pro forma combined condensed financial statements


 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. Basis of Presentation

The accompanying Unaudited Pro Forma Combined Condensed Statement of Earnings is presented for a full fiscal year and a six-month period. The full fiscal year presentation presents the historical results of operations of Halifax for its fiscal year ended March 31, 1996, the historical results of operations of CMSA for its fiscal year ended December 31, 1995 with pro forma adjustments as if the acquisition transaction had been consummated as of April 1, 1995 and the historical results of operations for CCI for its fiscal year ended December 31, 1995 with pro forma adjustments as if the asset purchase transaction had been consummated as of April 1, 1995. The six-month presentation presents the consolidated historical results of operations of Halifax including CMSA for the six-month period ended September 30, 1996 and the financial results of CCI estimated on a pro rata basis using the historical results of operations for CCI for its fiscal year ended December 31, 1995 with pro forma adjustments as if the asset purchase transaction had been consummated as of April 1, 1996. The Unaudited Pro Forma Combined Condensed Balance Sheet presents the historical balance sheet of Halifax as of September 30, 1996 and the historical assets and liabilities of CCI as of October 31, 1996 acquired on November 25, 1996, with pro forma adjustments as if the asset purchase transaction had been consummated as of September 30, 1996, in a transaction accounted for as a purchase in accordance with Generally Accepted Accounting Principles.

2. Pro Forma Adjustments

Unaudited Pro Forma Combined Condensed Balance Sheet

    a. To record the consideration assumed to be exchanged for the purchased assets consisting of cash and the assumption of certain liabilities of CCI and to record the estimated expense of the transaction.

    Unaudited Pro Forma Combined Condensed Statements of Earnings

        To record estimated effects of changes in operations of CCI including cost of services, selling, general & administrative costs and interest expense at Halifax's cost of borrowing under its borrowing agreement, resulting from the assumption of secured debt payable:

    b. Reduction in Cost of Services from changes in salaries and fringe benefits, improved hardware purchase margins, commission plan and lease changes.

    c. Reduction in Selling, General & Administrative charges from changes in accounting and legal services, depreciation, vehicles.

     d. Net Reduction in CCI interest expense due to conversion of secured debt to Halifax borrowing rates.

     e. To record the total income tax effect, using a 39.5% rate, on the net proforma adjustments.

    f .   To record the amortization of estimated cost in excess of
net assets including capitalizable acquisition cost acquired in the CMSA transaction over an estimated life of 25 years.

    g     To record estimated interest expense at Halifax's cost of
borrowing under its borrowing agreement, resulting from the assumption of the CMSA short-term debt and the conversion of the CMSA long-term notes payable.

    h. To record the amortization of estimated cost in excess of net assets including capitalizable expenses acquired in the CCI asset purchase over an estimated life of 25 years.


C.   Exhibits

     None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HALIFAX CORPORATION
(Registrant)



Date:    February 12, 1997         By: s/Howard C. Mills
                                       Howard C. Mills, President
				       & Chief Executive Officer


Date:    February 12, 1997         By:  s/John D. D'Amore
                                        John D. D'Amore
                                        V.P. Finance & Accounting